Press Release

UGI Reports Record First Quarter Results
JANUARY 31, 2018

VALLEY FORGE, PA - UGI Corporation (NYSE: UGI) today reported financial results for the fiscal quarter ended December 31, 2017.
HIGHLIGHTS

•	GAAP EPS of $2.07 and adjusted EPS of $1.01 per diluted share compared to GAAP EPS of $1.30 and adjusted EPS of $0.91 per diluted share in the prior year

•
Weather slightly warmer than normal in all service territories; colder than the prior year in AmeriGas, UGI Utilities, and Midstream & Marketing service territories; warmer than the prior year in UGI International service territory

•	Received certificate of public necessity and convenience from FERC for PennEast pipeline on January 19, 2018

•	Completed construction of Steelton LNG storage and vaporization facility in December
"This was a strong start to fiscal 2018 as we experienced colder weather than the prior year in most of our service territories and realized benefits from our growth initiatives, as well as the U.S. tax reform legislation," said John L. Walsh, president and chief executive officer of UGI Corporation. "Subsequent to the end of the quarter, our electric utility filed its first rate case in 22 years, and we were pleased to receive the FERC certificate for the PennEast pipeline."
Given the significance of the second fiscal quarter to full year results, UGI intends to provide an update regarding its adjusted EPS guidance upon completion of the second fiscal quarter ending March 31, 2018. Our original guidance did not include the impact of French and U.S. tax legislation.

U.S. AND FRANCE TAX LEGISLATION

•	Both the United States and France enacted tax legislation that generated one-time benefits to EPS of $1.04, on a combined basis, in the current quarter that were excluded from adjusted EPS.

•	For the full year, on a combined basis, these tax law changes are expected to have a net benefit to EPS of $0.15 to $0.25, $0.09 of which was recorded in the first quarter.

Summary of Q1 Tax Legislation Impacts	One-time Benefit	First Fiscal Quarter
U.S. Tax Cuts and Jobs Act	$0.94	$0.12
French Finance Bill	$0.10	$(0.03)
Net Impact	$1.04	$0.09

Included in adjusted EPS	No	Yes

KEY DRIVERS OF RESULTS

•	AmeriGas: Cylinder Exchange and National accounts volumes up mid single digits with slightly higher bulk unit margins; weather colder than prior year but largely due to the last week of the quarter

•
UGI International: Impact of weather that was 7% warmer than the prior year was offset by contributions from the acquisition of DVEP as well as Total's LPG distribution business in Italy (UniverGas), and Finagaz synergies

•	Midstream & Marketing: Margin growth from Sunbury pipeline, peaking demand and electric generation

•	UGI Utilities: Added ~3,800 residential and commercial heating customers; margin benefit of PNG rate case; weather 6% colder than prior year

EARNINGS CALL and WEBCAST
UGI Corporation will hold a live Internet Audio Webcast of its conference call to discuss first quarter earnings and other current activities at 9:00 AM ET on Thursday, February 1, 2018. Interested parties may listen to the audio webcast both live and in replay on the Internet at http://www.ugicorp.com/investor-relations/events-and-presentations/default.aspx or at the company website http://www.ugicorp.com under Investor Relations. A telephonic replay will be available from 12:00 PM ET on February 1 through 11:59 PM ET on February 8. The replay may be accessed at (855) 859-2056, and internationally at 1-404-537-3406, conference ID 2603134.

CONTACT INVESTOR RELATIONS
610-337-1000
Will Ruthrauff, ext. 6571
Brendan Heck, ext. 6608
Shelly Oates, ext. 3202

ABOUT UGI
UGI is a distributor and marketer of energy products and services. Through subsidiaries, UGI operates natural gas and electric utilities in Pennsylvania, distributes propane both domestically and internationally, manages midstream energy and electric generation assets in Pennsylvania, and engages in energy marketing primarily in the Mid-Atlantic region as well as parts of Europe. UGI, through subsidiaries, is the sole General Partner and owns 26% of AmeriGas Partners, L.P. (NYSE: APU), the nation's largest retail propane distributor.
Comprehensive information about UGI Corporation is available on the Internet at http://www.ugicorp.com.

USE OF NON-GAAP MEASURES
Management uses "adjusted diluted earnings per share," which is derived from "adjusted net income attributable to UGI Corporation," both of which are non-GAAP financial measures, when evaluating UGI's overall performance. For the periods presented, adjusted net income attributable to UGI Corporation is net income attributable to UGI Corporation after excluding net after-tax gains and losses on commodity and certain foreign currency derivative instruments not associated with current-period transactions (principally comprising changes in unrealized gains and losses on such derivative instruments), losses associated with extinguishments of debt, Finagaz integration expenses, and the impact on net deferred tax liabilities from a change in the French tax rate and U.S. tax reform legislation. Volatility in net income at UGI can occur as a result of gains and losses on commodity and certain foreign currency derivative instruments not associated with current-period transactions but included in earnings in accordance with U.S. generally accepted accounting principles ("GAAP").
Non-GAAP financial measures are not in accordance with, or an alternative to, GAAP and should be considered in addition to, and not as a substitute for, the comparable GAAP measures. Management believes that these non-GAAP measures provide meaningful information to investors about UGI’s performance because they eliminate the impact of (1) gains and losses on commodity and certain foreign currency derivative instruments not associated with current-period transactions and (2) other significant discrete items that can affect the comparison of period-over-period results.
Tables on page 6 reconcile net income attributable to UGI Corporation, the most directly comparable GAAP measure, to adjusted net income attributable to UGI Corporation, and diluted earnings per share, the most comparable GAAP measure, to adjusted diluted earnings per share, to reflect the adjustments referred to above.
USE OF FORWARD-LOOKING STATEMENTS
This press release contains certain forward-looking statements that management believes to be reasonable as of today’s date only. Actual results may differ significantly because of risks and uncertainties that are difficult to predict and many of which are beyond management’s control. You should read UGI’s Annual Report on Form 10-K for a more extensive list of factors that could affect results. Among them are adverse weather conditions, cost volatility and availability of all energy products, including propane, natural gas, electricity and fuel oil, increased customer conservation measures, the impact of pending and future legal proceedings, continued analysis of recent tax legislation, domestic and international political, regulatory and economic conditions in the United States and in foreign countries, including the current conflicts in the Middle East, and foreign currency exchange rate fluctuations (particularly the euro), the timing of development of Marcellus Shale gas production, the availability, timing and success of our acquisitions, commercial initiatives and investments to grow our business, our ability to successfully integrate acquired businesses and achieve anticipated synergies, and the interruption, disruption, failure, malfunction, or breach of our information technology systems, including due to cyber-attack. UGI undertakes no obligation to release revisions to its forward-looking statements to reflect events or circumstances occurring after today.

SEGMENT RESULTS ($ millions, except where otherwise indicated)
AmeriGas Propane1

For the fiscal quarter ended December 31,	2017	2016	Increase (Decrease)
Revenues	$787.3	$677.2	$110.1	16.3%
Total margin (a)	$421.2	$416.5	$4.7	1.1%
Partnership operating and administrative expenses	$230.3	$226.8	$3.5	1.5%
Operating income	$147.9	$141.9	$6.0	4.2%
Partnership Adjusted EBITDA	$194.1	$185.1	$9.0	4.9%
Retail gallons sold (millions)	305.0	305.7	(0.7)	(0.2)%
Heating degree days - % (warmer) than normal (b)	(1.4)%	(10.3)%
Capital expenditures	$23.6	$26.4	$(2.8)	(10.6)%

•
Retail gallons sold were approximately equal to the prior year. Temperatures were 9.9% colder than the prior year, however they were significantly impacted by the last week of the quarter which was nearly 60% colder than the prior year. Excluding that week, temperatures were 6.6% warmer than normal and 3.8% colder than the prior year.

•	Total margin increased primarily reflecting slightly higher retail unit margins and higher non-propane margin.

•	Partnership operating and administrative expenses were slightly higher than the prior year primarily reflecting higher vehicle and outside services expenses.

•
Partnership Adjusted EBITDA increased principally reflecting the higher total margin and higher other operating income due to the absence of a prior-year correction of previously recorded gains on sale of assets, partially offset by higher operating expenses.

1 UGI, through subsidiaries, is the sole General Partner and owns 26% of AmeriGas Partners, L.P.

UGI International

For the fiscal quarter ended December 31,	2017	2016	Increase (Decrease)
Revenues	$784.2	$539.1	$245.1	45.5%
Total margin (a)	$299.4	$281.1	$18.3	6.5%
Operating and administrative expenses	$173.9	$165.6	$8.3	5.0%
Operating income	$93.1	$88.9	$4.2	4.7%
Income before income taxes	$82.6	$84.0	$(1.4)	(1.7)%
Finagaz integration expenses	$1.9	$8.1	$(6.2)	(76.5)%
Adjusted income before income taxes	$84.5	$92.1	$(7.6)	(8.3)%
LPG retail gallons sold (millions)	263.6	254.2	9.4	3.7%
Heating degree days - % (warmer) colder than normal (b)	(0.9)%	6.6%
Capital expenditures	$21.7	$21.5	$0.2	0.9%
Base-currency results are translated into U.S. dollars based upon exchange rates experienced during the reporting periods. During the first quarter, the euro and British pound sterling were approximately 9% and 6% stronger, respectively, versus the U.S. dollar, compared with the prior-year period. The effects of the stronger currencies did not materially impact UGI International net income due to gains and losses on foreign currency exchange contracts.

•
Total margin increased primarily reflecting the volume associated with acquired operations and the translation effects of a stronger Euro and British Pound Sterling, partially offset by lower volume at our legacy business due to weather that was 7% warmer than the prior year and slightly lower unit margins.

•
Operating expenses increased primarily due to the effects of currency translation and approximately $10 million of incremental expenses associated with acquired operations, partially offset by Finagaz synergies and lower integration costs.

•	Operating income increased primarily reflecting the higher total margin, partially offset by the higher operating and administrative expenses and higher depreciation and amortization expense.

•	Adjusted income before income taxes was lower primarily due to warmer weather and slightly lower unit margins, partially offset by the benefit of acquired operations and Finagaz synergies.

SEGMENT RESULTS ($ millions, except where otherwise indicated)

Midstream & Marketing

For the fiscal quarter ended December 31,	2017	2016	Increase (Decrease)
Revenues	$328.0	$269.8	$58.2	21.6%
Total margin (a)	$89.0	$78.0	$11.0	14.1%
Operating and administrative expenses	$26.7	$23.0	$3.7	16.1%
Operating income	$52.3	$49.7	$2.6	5.2%
Income before income taxes	$52.6	$49.1	$3.5	7.1%
Heating degree days - % (warmer) than normal (b)	(1.1)%	(6.8)%
Capital expenditures	$11.3	$61.5	$(50.2)	(81.6)%

•	Temperatures across Midstream & Marketing's service territory were 1.1% warmer than normal and 6.2% colder than the prior year.

•
Total margin increased, driven primarily by higher natural gas gathering margin related to the Sunbury pipeline, higher peaking margin due to additional contracts and the impact of colder weather, and higher electric generation margin due to higher volume and unit margins, primarily at our Hunlock generation facility.

•	Operating income and income before taxes increased primarily reflecting higher total margin, partially offset by higher operating and administrative expenses and higher depreciation expense.

•	Capital expenditures in the prior year include construction costs associated with the Sunbury pipeline.

UGI Utilities

For the fiscal quarter ended December 31,	2017	2016	Increase
Revenues	$323.1	$261.4	$61.7	23.6%
Total margin (a)	$170.0	$150.6	$19.4	12.9%
Operating and administrative expenses	$54.7	$52.3	$2.4	4.6%
Operating income	$96.3	$82.2	$14.1	17.2%
Income before income taxes	$85.4	$72.2	$13.2	18.3%
Gas Utility system throughput - billions of cubic feet
Core market	25.5	23.0	2.5	10.9%
Total	69.2	66.2	3.0	4.5%
Gas Utility heating degree days - % (warmer) than normal (b)	(1.9)%	(6.3)%
Capital expenditures	$71.7	$64.1	$7.6	11.9%

•	Gas Utility service territory experienced temperatures that were approximately 1.9% warmer than normal and 6.0% colder than the prior year.

•	Core market volumes increased due colder weather and customer growth.

•
Total margin increased primarily reflecting higher margin from Gas Utility core market customers due to higher core market throughput and the higher PNG base rates, and higher large-firm delivery service margin.

•
Operating and administrative expenses increased over the prior year primarily due to higher distribution, uncollectible accounts, and IT expenses, partially offset by a favorable payroll tax adjustment related to a prior year.

•	Operating income and income before income taxes increased reflecting the higher total margin, partially offset by the higher operating and administrative expenses and depreciation expenses.

(a)
Total margin represents total revenue less total cost of sales and excludes pre-tax gains and losses on commodity derivative instruments not associated with current period transactions. In the case of UGI Utilities, total margin is reduced by revenue-related taxes.

(b)
Average temperatures based upon heating degree days for all of our business segments presented are now based upon recent 15-year periods as we believe more recent temperatures are a better indication of normal weather. Prior period weather statistics have been restated for AmeriGas Propane, Midstream & Marketing, and UGI International, as appropriate, to conform to these new periods.

REPORT OF EARNINGS – UGI CORPORATION
(Millions of dollars, except per share)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Revenues:
AmeriGas Propane	$787.3	$677.2	$2,563.6	$2,344.9
UGI International	784.2	539.1	2,122.6	1,829.7
Midstream & Marketing	328.0	269.8	1,179.4	909.5
UGI Utilities	323.1	261.4	949.3	831.9
Corporate & Other (a)	(97.4)	(68.0)	(248.5)	(157.4)
Total revenues	$2,125.2	$1,679.5	$6,566.4	$5,758.6
Operating income (loss):
AmeriGas Propane	$147.9	$141.9	$361.3	$368.6
UGI International	93.1	88.9	199.9	210.4
Midstream & Marketing	52.3	49.7	141.8	153.5
UGI Utilities	96.3	82.2	242.4	234.8
Corporate & Other (a)	2.2	103.5	(15.6)	181.4
Total operating income	391.8	466.2	929.8	1,148.7
Income (loss) from equity investees	1.0	(0.2)	5.5	(0.3)
Loss on extinguishments of debt	—	(33.2)	(26.5)	(82.1)
(Losses) gains on foreign currency contracts, net	(4.8)	1.3	(30.0)	1.3
Interest expense:
AmeriGas Propane	(40.6)	(40.0)	(160.8)	(163.1)
UGI International	(5.6)	(4.8)	(21.4)	(22.7)
Midstream & Marketing	(0.9)	(0.6)	(2.4)	(1.9)
UGI Utilities	(10.9)	(10.0)	(41.1)	(38.1)
Corporate & Other, net (a)	(0.2)	—	(0.6)	(0.6)
Total interest expense	(58.2)	(55.4)	(226.3)	(226.4)
Income before income taxes	329.8	378.7	652.5	841.2
Income tax benefit (expense) (b)	104.4	(87.8)	14.6	(229.4)
Net income including noncontrolling interests	434.2	290.9	667.1	611.8
Deduct net income attributable to noncontrolling interests, principally in AmeriGas Partners, L.P.	(68.3)	(60.2)	(95.3)	(131.0)
Net income attributable to UGI Corporation	$365.9	$230.7	$571.8	$480.8
Earnings per share attributable to UGI shareholders:
Basic	$2.11	$1.33	$3.29	$2.77
Diluted	$2.07	$1.30	$3.23	$2.72
Weighted Average common shares outstanding (thousands):
Basic	173,670	173,512	173,701	173,325
Diluted	176,948	176,984	177,138	176,840
Supplemental information:
Net income (loss) attributable to UGI Corporation:
AmeriGas Propane	$141.6	$16.6	$169.6	$41.2
UGI International	61.1	88.3	131.4	153.5
Midstream & Marketing	112.0	29.9	169.0	92.4
UGI Utilities	68.3	44.3	140.0	118.3
Corporate & Other (a)	(17.1)	51.6	(38.2)	75.4
Total net income attributable to UGI Corporation	$365.9	$230.7	$571.8	$480.8

(a)
Corporate & Other includes, among other things, net gains and (losses) on commodity and certain foreign currency derivative instruments not associated with current-period transactions and the elimination of certain intercompany transactions.

(b)
Income tax benefit for the three and twelve months ended December 31, 2017 includes one-time beneficial impact from adjustments to tax-related amounts resulting from the Tax Cuts and Jobs Act ("TCJA") enacted on December 22, 2017 of $166.0 million and one-time beneficial impact of a $17.3 million adjustment to net deferred income tax liabilities in France as a result of the 2018 French Finance Bill approved December 21, 2017. Income tax expense for the three and twelve months ended December 31, 2016 includes the beneficial impact of a $27.4 million adjustment to net deferred income tax liabilities associated with a change in the French tax rate and an income tax settlement refund of $6.7 million, plus interest, in France.

REPORT OF EARNINGS
Millions of dollars, except per share
(Unaudited)

Non-GAAP Financial Measures - Adjusted Net Income Attributable to UGI and Adjusted Diluted Earnings Per Share

The following table reconciles net income attributable to UGI Corporation, the most directly comparable GAAP measure, to adjusted net income attributable to UGI Corporation, and reconciles diluted earnings per share, the most comparable GAAP measure, to adjusted diluted earnings per share, to reflect the adjustments referred to previously:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Adjusted net income attributable to UGI Corporation:
Net income attributable to UGI Corporation	$365.9	$230.7	$571.8	$480.8
Net gains on commodity derivative instruments not associated with current-period transactions (net of tax of $2.1, $33.3, $0.7, and $45.3, respectively) (1)(2)	(4.6)	(52.2)	(3.6)	(78.5)
Unrealized losses (gains) on foreign currency derivative instruments (net of tax of $(0.0), $0.4, $(10.3), and $0.4, respectively) (2)	0.1	(0.8)	14.8	(0.8)
Loss on extinguishments of debt (net of tax of $(0.0), $(3.4), $(2.7), and $(8.4), respectively) (2)	—	5.3	4.3	13.2
Integration expenses associated with Finagaz (net of tax of $(0.7), $(2.8), $(11.6), and $(12.5), respectively) (2)	1.2	5.3	22.1	21.2
Impact from change in French tax rate	(17.3)	(27.4)	(18.9)	(27.4)
Impact from TCJA	(166.0)	—	(166.0)	—
Adjusted net income attributable to UGI Corporation	$179.3	$160.9	$424.5	$408.5

Adjusted diluted earnings per share:
UGI Corporation earnings per share — diluted	$2.07	$1.30	$3.23	$2.72
Net gains on commodity derivative instruments not associated with current-period transactions (1)	(0.03)	(0.29)	(0.02)	(0.44)
Unrealized losses (gains) on foreign currency derivative instruments	—	(0.01)	0.08	(0.01)
Loss on extinguishments of debt	—	0.03	0.02	0.07
Integration expenses associated with Finagaz (1)	0.01	0.03	0.13	0.12
Impact from change in French tax rate (1)	(0.10)	(0.15)	(0.10)	(0.15)
Impact from TCJA	(0.94)	—	(0.94)	—
Adjusted diluted earnings per share	$1.01	$0.91	$2.40	$2.31
(1)    Includes the impact of rounding.

(2)	Income taxes associated with pre-tax adjustments determined using statutory business unit tax rates.